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                                                                    Exhibit 99.2
                                                                    ------------




MEDIA RELATIONS CONTACTS:

Jay Seaton                                  Stephanie Casey
NaviSite, Inc.                              Greenough Communications Group
978.946.8651                                617.275.6512
jseaton@navisite.com                        scasey@gcgpr.com
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INVESTOR RELATIONS CONTACT:

Jay Seaton
NaviSite, Inc.
978.946.8651
jseaton@navisite.com
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       NAVISITE ANNOUNCES CONTINUED COST CONTROL MEASURES INCLUDING 25%
                              REDUCTION IN FORCE


ANDOVER, MASS., JULY 31, 2001 -- NaviSite, Inc. (Nasdaq: NAVI) announced today that as part of continuing initiatives to manage its cost structure, the Company will reduce its workforce by 126 full and part-time employees, approximately 25 percent of its total staff. These reductions are aligned with NaviSite's focus on delivering high levels of operational excellence to its customers, and continuing to implement more efficient and scalable managed service processes via automation. The company also announced the departure of 7 of 13 vice presidents, in the areas of sales, human resources, international, strategic planning, managed services, marketing, and technology planning, as well the General Counsel.


"We are continuing to proactively and decisively respond to market conditions by focusing on the elements that are most important to our customers and our business - operational excellence and managing our cost efficiencies" stated Tricia Gilligan, acting Chief Executive Officer of NaviSite. "By streamlining our organization and management structure, it will allow us to maintain the continuity that has helped NaviSite deliver a high level of operational metrics to our customers, and it focuses our resources on operational excellence and select growth initiatives. The cost control efforts that we have been implementing are proving successful, and I believe they position NaviSite to weather the current market storm and emerge well positioned to capitalize on the

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burgeoning managed services market.  These actions are planned to significantly reduce our cash requirements, which are expected to lower our revenue requirements to become cash flow positive."


ABOUT NAVISITE, INC.

NaviSite, Inc. is a leading provider of outsourced Web hosting and managed application services for companies conducting mission-critical business on the Internet, including enterprises and other businesses deploying Internet applications. The Company's goal is to help customers focus on their core competencies by outsourcing the management and hosting of their Web operations and applications, allowing customers to fundamentally improve the ROI of their web operations. NaviSite is a majority-owned operating company of CMGI, Inc. with minority investment from Microsoft Corporation.

NaviSite's SiteHarbor(R) solutions provide secure, reliable, co-location and high-performance hosting services, including high-performance Internet access, and high-availability server management solutions through load balancing, clustering, mirroring and storage services. In addition, NaviSite's enhanced management services, beyond basic co-location and hosting, are designed to meet the expanding needs of businesses as their Web sites and Internet applications become more complex and as their needs for outsourcing all aspects of their online businesses intensify. The Company's application services, which include application hosting, management and rental, provide cost-effective access to, as well as rapid deployment and reliable operation of, business-critical applications, including managed services for streaming media. For more information about NaviSite, please visit www.navisite.com or by phone on the East Coast call 888-298-8222, on the West Coast call 888-755-5525. NaviSite is headquartered at 400 Minuteman Road, Andover, MA 01810.


                                     # # #


This release contains forward-looking statements which address a variety of subjects including, for example, NaviSite's continued focus on cost savings, operating efficiencies, and automation. Statements in this press release that state NaviSite's or management's intentions, plans, expectations or predictions of future events, are forward-looking statements. The matters discussed in this press release also involve risks and uncertainties. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: NaviSite may experience difficulties integrating technologies, operations and personnel of acquisitions; domestic demand for NaviSite's products and services may not grow as fast as expected; customers may downscale or cancel services; increased competition and technological changes in the markets in which NaviSite competes; possible failure of systems or internal infrastructure; and cost savings and automation efforts may not have their intended result. Actual results may differ materially due to a number of risks, including changes in a number of competitive market factors, changes in or an inability to execute NaviSite's business strategy, unanticipated changes in the hosting industry, the economy in general and changes in the use of the Internet. NaviSite cannot guarantee future results, levels of activity, performance or achievements. For a detailed discussion of these and other cautionary statements, please refer to the filings

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made by each of NaviSite and CMGI with the Securities and Exchange Commission, including, without limitation, the most recent Quarterly Report on Form 10-Q of NaviSite and the Annual Report on Form 10-K of NaviSite for the most recently ended fiscal year. The forward-looking statements contained herein represent the judgment of NaviSite, as of the date of this release, and NaviSite disclaims any intent or obligation to update such forward-looking statements to reflect any change in NaviSite expectations with regard thereto or any change in events, conditions, circumstances on which such statements are based.

NaviSite, streamOS(TM) and SiteHarbor(R) are trademarks of NaviSite, Inc. All other trademarks are the properties of their respective owners.